                                   EXHIBIT 1

                     Asea Brown Boveri Atkiengesellschaft
                       Directors and Executive Officers

Name and
Title/Principal Occupation        Business Address         Citizenship

Executive
Officers:

1.   Dr. Horst Dietz,             Gottlieb-Daimler-        German
     Chief Executive              Strasse B,
     Officer                      68165 Mannheim
                                  Germany

2.   Karl-Heinz Barz,             as above                 German
     Member of the
     Executive Board

3.   Georg Demling,               as above                 German
     Member of the
     Executive Board

4.   Dr. Rolf Karg,               as above                 German
     Member of the
     Executive Board

5.   Werner Schmelcher,           as above                 German
     Member of the
     Executive Board

6.   Dr. Joachim Schneider        as above                 German

7.   Dr. Hubert Lienhard          as above                 German
     Member of the
     Executive Board

                            Asea Brown Boveri Inc.
                       Directors and Executive Officers


Name and                                                      Principal
Title                   Business Address       Citizenship    Occupation
Executive Officers:

Howard Pierce           501 Merritt 7          US             President
                        Norwalk, CT  06856

Daniel Kuzmak           501 Merritt 7          US             Vice President
                        Norwalk, CT  06856                    and CFO

Richard Burt            501 Merritt 7          US             Vice President
                        Norwalk, CT  06856                    and General Counsel

Barry Wentworth         501 Merritt 7          US             Treasurer
                        Norwalk, CT  06856



Directors:

Goran Undahl            Affolternstrasse 44                   President and CEO
                        CH-80-50                              ABB Group Ltd.
                        Zurich-Oerlikon
                        Switzerland

Howard Pierce           501 Merritt 7          US             President
                        Norwalk, CT  06856                    Asea Brown Boveri, Inc.

Arnim Meyer             Affolternstrasse 44                   Executive Vice President
                        CH-8050                               ABB Group Ltd.
                        Zurich-Oerlikon
                        Switzerland


                                 ABB Group Ltd
                       Directors and Executive Officers


Name and                                                      Principal
Title                   Business Address       Citizenship    Occupation
Executive Officers:

Goran Lindahl           Affolternstrasse 44                   President and
                        CH-80-50                              Chief Executive
                        Zurich-Oerlikon                       Officer
                        Switzerland

Jorgen Centerman        Affolternstrasse 44                   Executive Vice
                        CH-80-50                              President Automation
                        Zurich-Oerlikon
                        Switzerland

Ronate Fassbind         Affolternstrasse 44                   Executive Vice
                        CH-80-50                              President and Chief
                        Zurich-Oerlikon                       Financial Officer
                        Switzerland

Gorm Gunderson          Affolternstrasse 44                   Executive Vice
                        CH-80-50                              President Oil Gas and
                        Zurich-Oerlikon                       Petrochemicals
                        Switzerland

Sune Karlson            Affolternstrasse 44                   Executive Vice
                        CH-80-50                              Power Transmission
                        Zurich-Oerlikon                       and Distribution
                        Switzerland

Armin Meyer             Affolternstrasse 44                   Executive Vice
                        CH-80-50                              President Products
                        Zurich-Oerlikon                       and Contracting
                        Switzerland

Jan Roxendal            Affolternstrasse 44                   Executive Vice
                        CH-80-50                              President Financial
                        Zurich-Oerlikon                       Services
                        Switzerland

Directors:

Percy N. Barnevik       Affolternstrasse 44                   Chairman
                        CH-80-50
                        Zurich-Oerlikon
                        Switzerland

Robert A. Jeker         Affolternstrasse 44                   Vice Chairman
                        CH-80-50
                        Zurich-Oerlikon
                        Switzerland

Gerhard Cromme          Affolternstrasse 44                   Chief Executive Officer,
                        CH-80-50                              Fried Krupp AG
                        Zurich-Oerlikon                       Hoesch-Krupp
                        Switzerland

Jurgen Dormann          Affolternstrasse 44                   Chief Executive Officer,
                        CH-80-50                              Hoescht
                        Zurich-Oerlikon
                        Switzerland

Martin Ebner            Affolternstrasse 44                   President, BZ Bank,
                        CH-80-50                              Switzerland
                        Zurich-Oerlikon
                        Switzerland

Yetarc Kebayashi        Affolternstrasse 44                   Chairman and Co-Chief
                        CH-80-50                              Executive Officer, Fuji
                        Zurich-Oerlikon                       Xerox
                        Switzerland

Goran Lindahl           Affolternstrasse 44                   President and CEO,
                        CH-80-50                              ABB Group
                        Zurich-Oerlikon
                        Switzerland

Donald H. Rumsfeld      Affolternstrasse 44        US         Chairman, Gilead
                        CH-80-50                              Sciences
                        Zurich-Oerlikon
                        Switzerland

Agostin Rocce           Affolternstrasse 44                   President and Chief
                        CH-80-50                              Executive Officer,
                        Zurich-Oerlikon                       Techini Group
                        Switzerland

Edwin Somm              Affolternstrasse 44                   President, The
                        CH-80-50                              Association of Swiss
                        Zurich-Oerlikon                       Engineering Employers
                        Switzerland

Peter D. Sutherland     Affolternstrasse 44        US         Chairman and Managing
                        CH-80-50                              Director, Goldman Sachs
                        Zurich-Oerlikon                       International
                        Switzerland

Jacob Wallenberg        Affolternstrasse 44                   Chairman,
                        CH-80-50                              Skandinaviska Enskida
                        Zurich-Oerlikon                       Banken
                        Switzerland